[LETTERHEAD OF THE SAKURA BANK, LIMITED]





April 28, 1999



Mr. Edward L. Larsen
Senior Vice President
THE TALBOTS, INC.
175 Beal Street
Hingham, MA 02043


Re: Revolving Credit Agreement dated as of January 25, 1994, and as amended on November 21, 1995 and on April 18, 1996, among The Talbots, Inc. as borrower, and The Sakura Bank, Limited (the "Agreement").

         Pursuant to Section 14(j), we hereby inform you that we extended the Revolving Credit Facility (as defined in the Agreement), which will expire on February 10, 2000 so that it would expire on January 28, 2001.

                                    Very truly yours,

                                    The Sakura Bank, Limited
                                    New York Branch



                                    /s/  Yoichi Sawabe
                                    -------------------
                                    Yoichi Sawabe
                                    Vice President

cc: Mr. Natsuki Kaida
    Vice President & Treasurer
    Jusco (U.S.A.), Inc.